EXHIBIT 99.1

Vince Holding Corp. Provides Business Update on COVID-19

NEW YORK, New York – March 17, 2020 – Vince Holding Corp. (NYSE:VNCE), a leading global contemporary group (“Vince” or the “Company”), today announced that in an effort to protect the safety of its employees, customers and the community against the spread of COVID-19, it will temporarily close all Vince and Rebecca Taylor stores in North America and the United Kingdom from March 17 through March 29.

Retail employees for all brands will receive compensation for their regularly scheduled shifts during this temporary closure period. While retail locations will be closed, customers may continue to shop online at vince.com, rebeccataylor.com and parkerny.com.

Brendan Hoffman, Chief Executive Officer, commented, “Our thoughts are with those who have been affected by this health crisis.  We will continue to monitor the situation and respond accordingly. Despite the near-term uncertainty, we remain confident in the long term fundamentals of our business.”

ABOUT VINCE HOLDING CORP.

Vince Holding Corp. is a global contemporary group, consisting of three brands: Vince, Rebecca Taylor, and Parker. Vince, established in 2002, is a leading global luxury apparel and accessories brand best known for creating California-inspired elevated yet understated pieces for every day effortless style. Known for its range of luxury products, Vince offers women’s and men’s ready-to-wear and accessories through 49 full-price retail stores, 14 outlet stores, and its e-commerce site, vince.com as well as premium wholesale channels globally and through its subscription service, Unfold. Rebecca Taylor, founded in 1996 in New York City, is a high-end women’s contemporary lifestyle brand inspired by beauty in the everyday. The Rebecca Taylor collection is available at Rebecca Taylor boutiques and at rebeccataylor.com as well as high-end department and specialty stores worldwide as well is its subscription service. Parker, founded in 2008 in New York City, is a contemporary women’s fashion brand with high perceived value.  The Parker collection is available at parkerny.com as well as high-end department and specialty stores worldwide. Vince Holding Corp. is headquartered in New York. Please visit www.vince.com for more information.

Forward-Looking Statements: This document, and any statements incorporated by reference herein, contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding, among other things, our current expectations about the Company's future results and financial condition, revenues, store openings and closings, margins, expenses and earnings and are indicated by words or phrases such as “may,” “will,” “should,” “believe,” “expect,” “seek,” “anticipate,” “intend,” “estimate,” “plan,” “target,” “project,” “forecast,” “envision” and other similar phrases. Although we believe the assumptions and expectations reflected in these forward-looking statements are reasonable, these assumptions and expectations may not prove to be correct and we may not achieve the results or benefits anticipated. These forward-looking statements are not guarantees of actual results, and our actual results may differ materially from those suggested in the forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, some of which are beyond our control, including, without limitation: the expected effects of the acquisition of Rebecca Taylor and Parker (the “Acquired Businesses”) on the Company; our ability to integrate the Acquired Businesses with Vince, including our ability to retain customers, suppliers and key employees; our ability to realize the benefits of our strategic initiatives; our ability to maintain our larger wholesale partners; the execution and management of our retail store growth plans; our ability to make lease payments when due; our ability to expand our product offerings into new product categories, including the ability to find suitable licensing partners; our ability to comply with the obligations under our credit facilities; our ability to continue having the liquidity necessary to service our debt, meet contractual payment obligations, and fund our operations; our ability to remediate the identified material weakness in our internal control over financial reporting; our ability to optimize our systems, processes and functions; our ability to mitigate system security risk issues, such as cyber or malware attacks, as well as other major system failures; our ability to comply with privacy-related obligations; our ability to comply with domestic and international laws, regulations and orders; changes in laws and regulations; our ability to ensure the proper operation of the distribution facilities by third-party logistics providers; our ability to anticipate and/or react to changes in customer demand and attract new customers, including in connection with making inventory commitments; our ability to remain competitive in the areas of merchandise quality, price, breadth of selection and customer service; our ability to keep a strong brand image; changes in global economies and credit and financial markets; our ability to attract and retain key personnel; our ability to protect our trademarks in the U.S. and internationally; the execution and management of our international expansion, including our ability to promote our brand and merchandise outside the U.S. and find suitable partners in certain geographies; our current and future licensing arrangements; the extent of our foreign sourcing; fluctuations in the price, availability and quality of raw materials; commodity, raw material and other cost increases; our reliance on independent manufacturers; seasonal and quarterly variations in our revenue and income; further impairment of our goodwill and indefinite-lived intangible assets; competition; other tax matters; and other factors as set forth from time to time in our Securities and Exchange Commission filings, including those described under “Item 1A—Risk Factors” in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.  We intend these forward-looking statements to speak only as of the time of this release and do not undertake to update or revise them as more information becomes available, except as required by law.

Investor Relations Contact:

ICR, Inc.
Jean Fontana, 646-277-1214
Jean.fontana@icrinc.com